Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2013 Stock Option and Incentive Plan of Fate Therapeutics, Inc. of our report dated March 17, 2014, with respect to the consolidated financial statements of Fate Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, CA

March 17, 2014